Exhibit 5.1

CONSENT OF Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Auditors" and to incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Medicenna Therapeutics Corp. of our report dated May 14, 2020, with respect to the consolidated financial statements of Medicenna Therapeutics Corp. as at and for the years ended March 31, 2020 and 2019, which is incorporated by reference in such Registration Statement.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

July 28, 2020